                                                                     EXHIBIT 2.1



2.1 Agreement to Exchange Common Stock with US Gaming & Leisure Corp.

1. Exchange of Common Stock.........................................................................1
         1.01     Exchange .........................................................................1
         1.02     Closing ..........................................................................1
         1.03     Disposition of Wexford's Current Business Interests and Subsidiaries .............1

2. Representations and Warranties of the USGL Stockholders .........................................2
         2.01     Authorization ....................................................................2
         2.02     Non-contravention ................................................................2
         2.03     Ownership ........................................................................2
         2.04     Speculative Nature and Risk ......................................................2
         2.05     Federal or State Securities Laws .................................................2
         2.06     Acquisition for Own Account ......................................................3
         2.07     Limitations on Resale or Transfer ................................................3

3. Representations and Warranties Concerning USGL ..................................................3
         3.01     Good Standing ....................................................................3
         3.02     Capitalization ...................................................................3
         3.03     Financial Statements .............................................................3
         3.04     Undisclosed Liabilities ..........................................................4
         3.05     Events Subsequent ................................................................4
         3.06     Litigation .......................................................................4
         3.07     Employment Matters ...............................................................4
         3.08     Subsidiaries .....................................................................4
         3.09     Tax Matters ......................................................................4
         3.10     Properties .......................................................................4
         3.11     Adverse Changes ..................................................................4
         3.12     Books and Records ................................................................4
         3.13     Independent Investigation of Wexford .............................................4
         3.14     Disclosure .......................................................................5

4. Representations and Warranties of Wexford .......................................................5
         4.01     Organization, Qualification and Corporate Power ..................................5
         4.02     Capitalization ...................................................................5
         4.03     Non-contravention ................................................................6
         4.04     Subsidiaries .....................................................................6
         4.05     Common Stock Trading Market ......................................................6
         4.06     Financial Statements .............................................................6
         4.07     Absence of Certain Changes .......................................................6
         4.08     Events Subsequent ................................................................7
         4.09     No Undisclosed Liabilities .......................................................7
         4.10     Tax Matters ......................................................................7
         4.11     Title to Properties ..............................................................8
         4.12     Real Property Leases .............................................................8
         4.13     Intellectual Property ............................................................8
         4.14     Tangible Assets ..................................................................8
         4.15     Inventory ........................................................................8
         4.16     Litigation .......................................................................8
         4.17     Books and Records ................................................................8
         4.18     Certain Business Relationships with Wexford ......................................8
         4.19     Independent Investigation of USGL ................................................8
         4.20     Disclosure .......................................................................8
         4.21     Employment Matters ...............................................................8

5. Expiration of Warranties ........................................................................8
         5.01     Expiration of Warranties .........................................................8

6. Conduct and Transactions prior to Closing .......................................................9
         6.01     New Directors and Officers .......................................................9
         6.02     Private Placement ................................................................9

7. Shareholder Consents ............................................................................9
         7.01     Consents..........................................................................9

8. Conditions to Closing ...........................................................................9
         8.01     General Conditions ...............................................................9
         8.02     Conditions of Obligations of Wexford .............................................9
         8.03     Conditions to Obligation of the USGL Stockholders ...............................10

9. Indemnification ................................................................................11
         9.01     Intentions of the Parties .......................................................11
         9.02     Wexford and Imperial Petroleum, Inc. ............................................12
         9.03     Imperial Indemnity ..............................................................12
         9.04     USGL ............................................................................12
         9.05     USGL Indemnity ..................................................................12

10. Actions at Closing ............................................................................13
         10.01    Actions at the Closing ..........................................................13
         10.02    Deliveries by Wexford ...........................................................13
         10.03    Deliveries by the USGL Stockholders .............................................13

11. Termination ...................................................................................13
         11.01    Termination of the Agreement ....................................................13
         11.02    Effect of Termination ...........................................................14

12. General .......................................................................................14
         12.01    Brokers and Finders .............................................................14
         12.02    Press Releases and Public Announcements .........................................14
         12.03    Schedules .......................................................................14
         12.04    Survival of Covenants, Representations and Warranties ...........................14
         12.05    Governing Law ...................................................................14
         12.06    Notices .........................................................................14
         12.07    No Assignment ...................................................................15

                           AGREEMENT TO EXCHANGE STOCK

     THIS AGREEMENT TO EXCHANGE STOCK (the "Agreement"), dated as of the 12th day of May 1999, by and between Wexford Technology,Incorporated, a Utah corporation ("Wexford"), U.S. Gaming & Leisure, Corp.,a Nevada corporation ("USGL"), and those persons listed on Exhibit "A" attached hereto (such persons listed on Exhibit "A" attached hereto are sometimes collectively referred to herein as the "USGL Stockholders") and Imperial Petroleum, Inc. ("Imperial").

                               W I T N E S S E T H

     WHEREAS, the USGL Stockholders and the Board of Directors of USGL and Wexford deem it advisable and in the best interests of USGL, the USGL Stockholders and Wexford that Wexford acquire 100% of the issued and outstanding capital stock of USGL in accordance with the terms of this Agreement in exchange for (1) 6,000,000 newly-issued shares of Wexford common stock (after adjustment for a one for six reverse split) referred herein as the "Wexford Shares"; pursuant to this Agreement and applicable provisions of law (such transaction being hereinafter referred to as the "USGL" Acquisition"); and

     WHEREAS, in connection with and as a condition precedent to the USGL Acquisition, Wexford will sell, assign, convey or otherwise dispose of all of its current business activities and subsidiaries, such that at the time of the USGL Acquisition, Wexford shall have no assets and no liabilities; and

     WHEREAS, USGL will, at the time of the closing of the USGL/Wexford Acquisition, have assets exceeding liabilities of at least $4.0 million including assets and cash which may be acquired after this agreement by sale of USGL of its shares, merger, or otherwise be held in escrow pending closing; and

     WHEREAS, the Board of Directors of Wexford and the Board of Directors of USGL have approved and adopted this Agreement; and

     WHEREAS, the USGL Stockholders own and have the right to sell, transfer and exchange 100% of the issued and outstanding capital stock of USGL to Wexford in accordance with the terms of this Agreement and applicable provisions of law;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                          1. Exchange of Common Stock.

1.01 Exchange. Subject to the terms and conditions herein set forth, at the time of closing set forth in Section 1.02 hereof, Wexford will issue and deliver or cause to be issued and delivered to the USGL Stockholders the following: (1) a total of 6,000,000 shares of Wexford's authorized and unissued common stock, par value $0.001 per share (the "Wexford Shares") after giving consideration to a proposed one for five reverse split of the capital stock of Wexford, in exchange for the conveyance by the USGL Stockholders to Wexford of a total of 1,000,000 shares of USGL common stock (the "USGL Shares"), representing 100% of the issued and outstanding capital stock of USGL.

1.02 Closing. Subject to the terms and provisions of this Agreement, the closing of the Wexford Acquisition will be at 10:00 a.m. at 1610 Barrancas Avenue, Pensacola FL 32501 on or before June 30, 1999, or at such earlier or later date or such other place as shall be mutually agreed upon by Wexford and the USGL Stockholders, such date and time sometimes being referred to herein as the "Closing" or "Closing Date."

1.03 Disposition of Wexford's Current Business Interests and Subsidiaries. In connection with and as a precedent to the USGL Acquisition, Wexford shall dispose of its current business interests and subsidiaries, including any pending acquisitions other than the USGL Acquisition, such that at the time of the USGL Acquisition Wexford shall have no assets and no liabilities. It is further understood and agreed between USGL and Wexford that Wexford shall receive releases of liability or satisfactions of indebtedness in form and content satisfactory to USGL from all current creditors including, but not limited to those creditors. It is expressly understood and agreed between USGL and Wexford that as part of the sale, assignment, conveyance or other disposition of the Wexford assets and liabilities that Wexford intends to enter into agreements with its current directors or affiliated companies in order to complete the dispositions and that Wexford does not intend to obtain third party fairness opinions or any other review of the dispositions.

           2. Representations and Warranties of the USGL Stockholders.

     Each of the USGL Stockholders severally, and not jointly, represents and warrants to Wexford that, with respect to the USGL shares owned by such USGL Stockholder as set forth on Exhibit "A" attached hereto, the statements contained in this Section 2 are correct and complete as of the date of this Agreement and except as otherwise provided for herein to the contrary will be correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 2.

2.01 Authorization. The USGL Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the USGL Stockholder, enforceable in accordance with its terms and conditions. The USGL Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency, or other person in order to consummate the transactions contemplated by this Agreement.

2.02 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the USGL Stockholder is subject or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sub-license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the USGL Stockholder is a party or by which he is bound or to which any of his assets are subject.

2.03 Ownership. The USGL Stockholder holds of record and owns beneficially the number of USGL Shares set forth opposite his name as set forth on Exhibit "A" attached hereto. The USGL Stockholder holds his USGL Shares free and clear of any restrictions on transfer (other than restrictions under federal and state securities laws), claims, taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. The USGL Stockholder is not a party to any option, warrant, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any capital stock of USGL (other than this Agreement). The USGL Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of USGL.

2.04 Speculative Nature and Risk. The USGL Stockholders each understand and acknowledge the speculative nature of and substantial risk of loss associated with an investment in the Wexford Shares which may be subject to substantial dilution. The USGL Stockholders each represent and warrant that the Wexford Shares constitute an investment which is suitable and consistent with their respective financial conditions and that they are each able to bear the risks of this investment for an indefinite period of time, which may include the total loss of their investment in Wexford. The USGL Stockholders each further represent that they have adequate means of providing for their respective current financial needs and corporate and personal contingencies and no need for liquidity in their investment in Wexford and that they each have sufficient financial and business experience to evaluate the merits and risks of an investment in Wexford.

2.05 Federal or State Securities Laws. The USGL Stockholders each understand and acknowledge that the Wexford Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "1933 Act"), or applicable state securities laws and the USGL Stockholders are each aware that no federal or state agency has made any review, finding or determination regarding the terms of their acquisition of the Wexford Shares nor any recommendation or endorsement of the Wexford Shares as an investment, and the USGL Stockholders must each forego the security, if any, that such a review would provide.

2.06 Acquisition for Own Account. The USGL Stockholders each understand and acknowledge that the Wexford Shares are being offered and sold under exemptions from registration provided by the 1933 Act and exemptions provided by applicable state securities laws and the USGL Stockholders each warrant and represent that the Wexford Shares are being acquired by them solely for their own account, for investment purposes only, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof. The USGL Stockholders each represent and warrant that they have no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Wexford Shares or which would guarantee them any profit or protect them against any loss with respect to the Wexford Shares. Further, the USGL Stockholders have no plans to enter into any such agreement or arrangement, and, consequently, they must each bear the economic risk of an investment in the Wexford Shares for an indefinite period of time.

2.07 Limitations on Resale or Transfer. The USGL Stockholders each understand and acknowledge that the Wexford Shares will be "restricted" as defined in Rule 144 under the Act and that therefore they cannot offer to sell, sell or otherwise transfer or distribute the Wexford Shares without registration thereof, which Wexford is not obligated to do, under both the Act and any applicable state securities laws, or unless an exemption is, in the opinion of Wexford's counsel, available to them under the Act and any applicable state securities laws. Such exemption is not now available and it is not anticipated that any such exemption will become available in the future. The USGL Stockholders each further understand and acknowledge that the restrictions on the transfer of the Wexford Shares will be noted on the books of Wexford and that the stock certificate representing the Wexford Shares will bear a written legend setting forth the restriction on the transferability of the Wexford Shares in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

               3. Representations and Warranties Concerning USGL.

     USGL represents and warrants to Wexford that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as otherwise provided for herein to the contrary or as set forth in the disclosure schedule delivered by USGL to Wexford on the date hereof and initialed by the parties (the "USGL Disclosure Schedule"). Nothing in the USGL Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the USGL Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The USGL Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

3.01 Good Standing. USGL is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power to own and operate its properties and to carry on its business as and in places where such properties are owned, operated and conducted.

3.02 Capitalization. The entire authorized capital stock of USGL consists of 25,000 of common stock, par value $0.00 per share, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of USGL common stock have been duly authorized, are validly issued, fully paid, and non-assessable. Notwithstanding anything in this Agreement to the contrary, USGL may, after this Agreement, issue additional shares for cash or assets.

3.03 Financial Statements. Attached as Section 3.03 of the USGL Disclosure Schedule are the following financial statements (collectively, the "USGL Financial Statements"): (i) unaudited balance sheet of USGL as of December 31, 1998 ("Most Recent USGL Balance sheet"); and (ii) unaudited statements of operations, retained earnings and cash flows for the year ended December 31, 1998. The USGL Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, are correct and complete and are consistent with the books and records of USGL which books and records are correct and complete.

3.04 Undisclosed Liabilities. Except to the extent reflected or reserved against in the Most Recent USGL Balance Sheet on the dates shown, or as set forth in Section 3.04 of the USGL Disclosure Schedule, as of those dates, USGL had no liabilities or obligations of any material nature, whether accrued, absolute, contingent or otherwise and, as of such dates, knows nor has reasonable grounds to know any basis for the assertion against USGL of any material liability of any nature or in any amount not fully reflected or reserved against in the Most Recent USGL Balance Sheet.

3.05 Events Subsequent. Subsequent to the Most Recent USGL Balance Sheet and except as set forth in Section 3.05 of the USGL Disclosure Schedule, USGL has not (i) incurred any material liabilities or obligations, absolute or contingent, except current liabilities and obligations under contracts entered into in the ordinary course of business; (ii) declared or made any payment or distribution to stockholders or purchased or redeemed any of its capital stock; (iii) mortgaged or pledged or subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible, excepting extensions or renewals of liens for liabilities set forth on the Most Recent USGL Balance Sheet; (iv) sold or transferred any of its tangible assets or canceled any debts or claims except in each case in the ordinary course of business; (v) made any capital expenditures other than in the ordinary course of business; or (vi) incurred any material or adverse losses or damages, to be involved in strikes, or other labor disputes.

3.06 Litigation. Except as set forth in Section 3.06 of the USGL Disclosure Schedule, there are no actions, suits or proceedings at law or in equity pending or, to the knowledge of USGL, threatened against USGL seeking damages nor are there any suits threatened or pending before any federal, state or municipal government or any board, department or agency thereof involving USGL. To the best of USGL's knowledge, USGL has no pending violation proceedings relating to state or federal environmental regulations.

3.07 Employment Matters. USGL is not a party to any employment contract with any officer, director or other employee. USGL is not bound by a contract with a labor union, pension or profit share plan or employee benefit plan, other than as listed in Section 3.07 of the USGL Disclosure Schedule.

3.08  Subsidiaries. USGL has no subsidiaries.

3.09 Tax Matters. USGL has no knowledge or any reasonable grounds to know of any tax deficiencies which might be asserted against USGL. Since the date of the USGL Financial Statements, USGL has paid or has provided for payment of all federal and state withholding and unemployment insurance taxes and has filed all federal, state and local tax returns and reports when due.

3.10 Properties. Section 3.10 of the USGL Disclosure Schedule sets forth a true and complete list of all material leases, contracts, understandings, commitments, plans or mortgages now in effect, to which USGL is a party, or under which it is obligated, or which materially affect its properties. USGL has complied with all material provisions of such leases, contracts, understandings, commitments, plans and mortgages and is not in material default with respect to any thereof.

3.11 Adverse Changes. There has been no material adverse change in the condition, financial or otherwise, of USGL from that set forth in the Most Recent USGL Balance Sheet. To the best of USGL's knowledge, USGL is not aware of any facts that might result in any actions, suit or other proceeding that would result in any adverse change in the financial condition of USGL. The business, properties and assets reflected in the USGL Financial Statements have not been materially and adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, requisition or taking of property by any government or agency thereof, flood, drought, embargo, riot, activities of armed forces or acts of God or the public.

3.12 Booksand Records. All of the minute books, Stock certificate books and stock transfer ledgers of USGL are complete and accurate in all material respects.

3.13 Independent Investigation of Wexford. USGL confirms that it has received, reviewed, understands and has fully considered (including, without limitation, the financial statements contained therein) for purposes of its acquisition of the Wexford Shares, the business prospects and leases of Wexford. USGL acknowledges that (i) Wexford has limited financial resources and will need additional sources of capital to implement its current business plan, the availability of which is uncertain and cannot be assured, and (ii) the Wexford Shares are a highly speculative investment with a high degree of risk of loss by USGL of its investment therein. USGL represents and warrants that in making the decision to acquire the Wexford Shares, it has relied upon its own independent investigation of Wexford and the independent investigations by its representatives, including its own professional legal, tax and business advisors, and that USGL and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Wexford, or person(s) acting on its behalf, concerning the terms and conditions of acquisition by USGL of the Wexford Shares and any other matters concerning an investment in Wexford, and to obtain any additional information USGL deems necessary to verify the accuracy of the information provided.

3.14 Disclosure. The representations and warranties contained in this Section 3 do not contain any material untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 3 not misleading.

                  4. Representations and Warranties of Wexford

      Wexford represents and warrants to the USGL Stockholders and USGL that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the disclosure schedule, Schedule 4, delivered by Wexford to the USGL Stockholders and USGL on the date hereof and initialed by the parties (the "Wexford Disclosure Schedule"). Nothing in the Wexford Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Wexford Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself).

      The Wexford Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

4.01 Organization, Qualification and Corporate Power. Wexford is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Wexford is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Wexford has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Section 4.01 of the Wexford Disclosure Schedule lists the directors and officers of Wexford.

      Wexford has made available for inspection by the USGL Stockholders correct and complete copies of the Certificate of Incorporation and Bylaws of Wexford (as amended to date). The minute books containing the records of meetings of the stockholders, the Board of Directors and any committees of the Board of Directors, the stock certificate books and the stock record books of Wexford are correct and complete. Wexford is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

4.02  Capitalization. The entire authorized capital stock of Wexford consists of
      (i) 50,000,000 shares of common stock, par value $0.001 per share, of which 6,297,799 shares are issued and outstanding; (ii) 5,000,000 shares of preferred stock, par value $0.001 per share , of which no shares are issued and outstanding. All of the issued and outstanding shares have been duly authorized, are validly issued, fully paid, and non-assessable and are held of record by the respective Wexford shareholders as set forth in Wexford's stock record books. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Wexford is a party or which are binding upon Wexford providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Wexford. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of Wexford. Upon issuance, the Wexford Shares to be issued to the USGL

     Stockholders pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

4.03 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Wexford is subject or any provision of its Certificate of Incorporation or Bylaws of Wexford or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Wexford is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Wexford is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency or other person in order for Wexford to consummate the transactions contemplated by this Agreement.

4.04 Subsidiaries. At the time of the USGL Acquisition, Wexford will not own, directly or indirectly, any capital stock, security, partnership interest or other interest of any kind in any corporation, partnership, joint venture, association or other entity.

4.05 Common Stock Trading Market. The common stock of Wexford is eligible for quotation and is quoted on the National Association of Securities Dealers ("NASD") OTC Bulletin Board under the symbol "WXFD" in accordance with the applicable rules of the NASD and Securities and Exchange Commission ("SEC") and is in compliance with applicable NASD and SEC rules for continuing quotation on the NASD Bulletin Board. The broker-dealers which are market-makers in the common stock of Wexford are listed in the Wexford Disclosure Schedule under Section 4.05 ("Market-Makers") . Wexford has furnished each Market-Maker and each other broker-dealer effecting transactions in the Company's common stock with all information required by SEC Rule 15c2-11. Wexford, its officers, directors and affiliates have fully complied with any and all requests for information by the Market-Makers and all other broker-dealers, whether or not acting in the capacity of a market- maker, pursuant to SEC Rule 15c2-11. Any and all information provided by Wexford to the Market-Makers and all other broker-dealers, whether or not acting in the capacity of a market-maker, was, at the time if was furnished, accurate in all material respects, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.06 Financial Statements. Attached as Section 4.06 of the Wexford Disclosure Schedule are the following Wexford financial statements (collectively, the "Wexford Financial Statements") : (i) audited consolidated balance (referred herein as the "Most Recent Wexford Balance Sheet")and consolidated statements of income, changes in stockholders' equity, statements of operations, retained earnings and cash flows for the two years ended March 31, 1998 and March 31, 1999, and unaudited consolidated balance sheets, statements of income, change in stockholder's equity, cash flow as of and for the months of April and May 1999, and unaudited proforma balance sheet reflecting the disposition of the assets and liabilities of Wexford at the time of the USGL Acquisition, (referred herein as the ""Proforma Wexford Balance Sheet"). The Wexford Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, are correct and complete and are consistent with the books and records of Wexford which books and records are correct and complete. All books and records of Wexford will be turned over for inspection upon execution of this agreement.

4.07 Absence of Certain Changes. Except as set forth in Section 4.06 of the Wexford Disclosure Schedule, there has not been:

     (i) Any event that has had or may reasonably be expected to have a Material Adverse Effect;

     (ii) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company;

     (iii) Any alteration in any material term of any outstanding security of the Company or any Subsidiary, other than as required by this Agreement;

      (iv) Any (A) incurrence, assumption or guarantee by the Company or any Subsidiary of any debt for borrowed money, (B) issuance or sale of any securities convertible into or exchangeable for debt securities of the Company or any Subsidiary or (C) issuance or sale of options or other rights to acquire from the Company or any Subsidiary, directly or indirectly, debt securities of the Company or any Subsidiary or any securities convertible into or exchangeable for any such debt securities;

      (v) any creation or assumption by the Company or any Subsidiary of any Lien on any material asset lien;

      (vi) any making of any loan, advance or capital contribution to or investment in any person or entity;

      (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary;

      (viii) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right;

      (ix) any change in any method of accounting or accounting practice by the Company and Subsidiaries;

      (x) any grant of any severance or termination pay to any officer or employee of the Company or any Subsidiary;

      (xi) any labor dispute, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary;

      (xii) any agreement or arrangement made by the Company or any Subsidiary to take any action which, if taken prior to the date hereof, would have made any representation or warranty in this Section untrue or incorrect; or

      (xiii) any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other ownership interests in or other securities of the Company or any Subsidiary.

4.08 Events Subsequent. Subsequent to the Most Recent Wexford Balance Sheet and except as set forth in Section 4.07 of the Wexford Disclosure Schedule and except in connection with the sale or other disposition of assets and liabilities as provided herein, Wexford has not (i) incurred any material liabilities or obligations, absolute or contingent, except current liabilities and obligations under contracts entered into in the ordinary course of business; (ii) declared or made any payment or distribution to stockholders or purchased or redeemed any of its capital stock; (iii) mortgaged or pledged or subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible, excepting extensions or renewals of liens for liabilities set forth on the Most Recent Wexford Balance Sheet; (iv) sold or transferred any of its tangible assets or canceled any debts or claims except in each case in the ordinary course of business; (v) made any capital expenditures other than in the ordinary course of business; or (vi) incurred any material or adverse losses or damages, to be involved in strikes, or other labor disputes.

4.09 No Undisclosed Liabilities. At the time of the USGL Acquisition, Wexford will have no material liability of any kind whatsoever (and there is no condition which could result in any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against it giving rise to any liability), except for liabilities set forth on the face of the Wexford Balance Sheet (including any notes thereto).

4.10 Tax Matters. At the time of the USGL Acquisition, Wexford has no knowledge or any reasonable grounds to know of any tax deficiencies which might be asserted against Wexford. Since the date of the Wexford Financial Statements, Wexford has paid or has provided for payment of all federal and state withholding and unemployment insurance taxes and has filed all federal, state and local tax returns and reports when due. Wexford shall provide copies of tax returns for fiscal 1998 and fiscal 1999 at the time of execution of this Agreement.

4.11 Title to Properties. At the time of the USGL Acquisition, Wexford will own no tangible property.

4.12 Real Property Leases. At the time of the USGL Acquisition, Wexford will not be not a party to any lease or sublease of real property.

4.13 Intellectual Property. At the time of the USGL Acquisition, Wexford will not own any Intellectual Property or rights.

4.14 Tangible Assets. At the time of the USGL Acquisition, Wexford will not own or lease any tangible assets of any kind or nature.

4.15 Inventory. Wexford has no inventory of products, raw materials or other supplies.

4.16 Litigation. Wexford (i) is not and will not on the date of closing be subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge, and (ii) is a not presently a party and will not on the date of closing be a party, and, to the knowledge of any of the directors and officers (and employees with responsibility for litigation matters) of Wexford, is not threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

4.17 Booksand Records. All of the minute books, stock certificate books and stock transfer ledgers of Wexford are complete and accurate in all material respects.

4.18 Certain Business Relationships with Wexford. Except as provided in the Wexford Disclosure Schedule, none of the USGL shareholders and their affiliates has been involved in any business arrangement or relationship with Wexford within the past 36 months, and none of the USGL shareholders and their affiliates owns any property or right, tangible or intangible, which is used in the business of Wexford.

4.19 Independent Investigation of USGL. Wexford confirms that it has received, reviewed, understands and has fully considered (including, without limitation, the financial statements contained therein)for purposes of its acquisition of the USGL Shares, the business prospects and leases of USGL. Wexford acknowledges that (i) USGL has limited financial resources and will need additional sources of capital to implement its current business plan, the availability of which is uncertain and cannot be assured, and(ii)the USGL Shares area highly speculative investment with a high degree of risk of loss by Wexford of its investment therein. Wexford represents and warrants that in making the decision to acquire the USGL Shares, it has relied upon its own independent investigation of USGL and the independent investigations by its representatives, including its own professional legal, tax and business advisors, and that Wexford and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from USGL, or person(s) acting on its behalf, concerning the terms and conditions of acquisition by Wexford of the USGL shares and any other matters concerning an investment in USGL, and to obtain any additional information Wexford deems necessary to verify the accuracy of the information provided.

4.20 Disclosure. The representations and warranties contained in this Section 4 do not contain any material untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 4 not misleading.

4.21 Employment Matters. Wexford is not a party to any employment contract with any officer, director, or other employee. Wexford is not a party to any type of employee benefit or retirement plan whatsoever. On the date of closing, there will be no payments of any nature, due or accrued to officers, directors, or employees nor any withholding or SSI payments due or accrued.

                          5. Expiration of Warranties.

5.01 Expiration of Warranties. All of the representations and warranties of the parties contained in this Agreement shall be true as of the date of closing and shall survive the Closing for a period of one year from the closing.

                   6.Conduct and Transactions prior to Closing

6.01 New Directors and Officers. Within seven (7) days following the execution of this Agreement, the current Board of Directors and the officers of Wexford shall resign in favor of a newly elected Board comprising individuals nominated by USGL.

6.02 Private Placement. The newly elected Board shall cause Wexford to conduct a private placement in escrow of 500,000 shares of its common stock, resulting in net proceeds of $1,000,000. The proceeds shall be earmarked for the expansion of the business of USGL and not to pay any Wexford liabilities.

                            7. Shareholder Consents.

7.01 Consents. Prior to Closing, USGL, the USGL Stockholders and Wexford shall each use his or its respective reasonable efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit USGL, the USGL Stockholders or Wexford, as the case may be, to consummate the USGL Acquisition.

                            8. Conditions to Closing.

8.01 General Conditions. The obligations of the parties to effect the Wexford Acquisition shall be subject to the following conditions:

      (a) The Board of Directors and, to the extent required by law, the shareholders of Wexford, shall have approved this Agreement in accordance with applicable provisions of state law.

      (b) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, filing or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Wexford to acquire and own the USGL Shares, (iv) affect adversely the right of the USGL Stockholders to acquire and own the Wexford Shares; or (v) affect adversely the right of either Wexford or USGL to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

      (c) All governmental approvals, the absence of which would have a materially adverse effect on Wexford or USGL, respectively, on a consolidated basis, after the Closing Date, shall have been received.

8.02 Conditions of Obligations of Wexford. The obligation of Wexford to effect the Wexford Acquisition and to proceed with the Closing on the Closing Date shall at all times be subject to the following conditions precedent, any of which may be waived by Wexford in writing:

      (a) (i) the representations and warranties of the USGL Stockholders and USGL contained herein shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time, and
      (ii) the USGL Stockholders shall have each performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by him or it prior to the Closing Date.

      (b) The USGL Stockholders shall have each obtained and delivered to Wexford consents to the transactions contemplated by this Agreement from the parties to all material contracts, referred to in the USGL Disclosure Schedule attached hereto in accordance with this Agreement, which require such consent.

      (c) There shall not have occurred (i) any material adverse change, since the Most Recent USGL Balance Sheet, in the business, properties, results of operations or financial condition of USGL, or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of USGL which will materially affect or impair the ability of USGL to conduct after the USGL Acquisition the business now being conducted by USGL.

      (d) All statutory requirements for the valid consummation by the USGL Stockholders of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by the USGL Stockholders of the transactions contemplated by this Agreement and to permit the business presently carried on by USGL to continue unimpaired to any material degree immediately following the Closing Date shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute in a writing directed to the USGL Stockholders, USGL, Wexford or any of their subsidiaries or affiliates) an investigation which is pending at the Closing Date relating to the USGL Acquisition and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of the USGL Stockholders, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof,

      (e) The stockholders of USGL shall have each acknowledged to Wexford in writing (i) that the shares of Wexford common stock to be issued to them pursuant to the Wexford Acquisition will be issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state in reliance upon available exemptions from the registration requirements thereof; (ii) that all such shares of Wexford common stock will be subject to restrictions on transferability and may not be offered for sale, sold or otherwise transferred unless subsequently registered under the Securities Act and all other applicable securities laws or unless exemptions from the registration requirements of the Securities Act and all other applicable securities laws are available, as established to the satisfaction of Wexford, and (iii) the certificates evidencing such Wexford common stock will bear an appropriate legend evidencing the above referenced restrictions on transferability.

      (f) USGL shall have furnished Wexford with a certificate, dated the Closing Date, stating that the respective representations and warranties of USGL contained in Section 3 are true and correct on the Closing Date in all material respects as if then made.

      (g) all papers, documents, agreements and other items required to be delivered at Closing pursuant to Section 10.03 shall be delivered at Closing.

8.03 Conditions to Obligation of the USGL Stockholders. The obligation of the USGL Stockholders to effect the Wexford Acquisition and to proceed with the Closing on the Closing Date shall at all times be subject to the following conditions precedent, any of which may be waived by the USGL Stockholders in writing:

      (a) Wexford shall have furnished the USGL Stockholders with certified copies of resolutions duly adopted by its Board of Directors and, to the extent required by law, the shareholders of Wexford, authorizing all necessary and proper corporate action to enable Wexford to comply with terms of this Agreement and approving the execution, delivery and performance of this Agreement, including the issuance of the Wexford Shares, and (ii) an Incumbency Certificate for the appropriate officers of Wexford.

      (b) (i) the representations and warranties of Wexford herein shall be true in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Wexford shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

      (c) Wexford shall have obtained and delivered to the USGL Stockholders consents to the transactions contemplated by this Agreement from the parties to all material contracts, referred to in the Wexford Disclosure Schedule attached hereto in accordance with this Agreement, which require such consent.

      (d) There shall not have occurred (i) any material adverse change since the Most Recent Wexford Fiscal Quarter in the business, properties, results of operations or financial condition of Wexford, or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of Wexford which will materially affect or impair the ability of Wexford to conduct, after the Wexford Acquisition, the business now being conducted by Wexford.

      (e) All statutory requirements for the valid consummation by Wexford of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Wexford of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute in a writing directed to the USGL Stockholders, USGL, Wexford or any of their subsidiaries or affiliates) an investigation which is pending at the Closing Date relating to the USGL Acquisition and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Wexford shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transaction contemplated by this Agreement or to obtain the damages in respect thereof.

      (f) Wexford shall have furnished USGL with a certificate, signed by its President and Secretary, dated the Closing Date, stating that the representations and warranties of Wexford contained in Section 4 are true and correct on the Closing Date in all material respects as if then made.

      (g) all papers, documents, agreements and other items required to be delivered at Closing pursuant to Section 10.02 shall have been delivered at Closing.

      (h) Wexford shall have completed a one for six reverse split of its common stock and there shall be no more than 1,041,299 shares of common stock issued and outstanding.

      (i) Wexford shall have disposed of its current businesses and subsidiaries such that at the closing Wexford shall have no assets and no liabilities and shall have received release of liabilities or satisfaction of indebtedness in such form and substance as may be acceptable to USGL.

      (j) Officers' certificate. Wexford shall have delivered to USGL a certificate of the Company's president and treasurer, dated the closing date, certifying in such detail as may be required by USGL the fulfillment of the conditions of this Agreement.

      (k) Opinion of company's counsel. Wexford shall have delivered to USGL an opinion of the Company's counsel, dated the closing date, that the Company's corporate existence, good standing, and authorized and issued stock are as stated, and that, except as may be specified by such counsel, they do not know or have any reasonable grounds to know of any litigation, proceeding, or governmental investigation pending or threatened against, or relating to, the Company, its properties, or business, and that all necessary and proper corporate actions have been taken to comply and perform with the terms of this Agreement.

      (l) Opinion of USGL's counsel. USGL shall have received from its counsel, an opinion to the effect that the Company's corporate existence, good standing, and authorized and issued stock are as stated in paragraph 4.01 and that all actions and approvals with regards to this transaction comply with the corporate laws of Utah and Nevada.

      (m) Transfer Agent Representation. USGL shall have received a certificate from Wexford's transfer agent that the shares issued are as specified in paragraph 4.02 and 8.03(h) herein.

      (n) Private Placement. Wexford under the direction of its new officers and directors shall have completed a private placement in escrow of 500,000 shares of its common stock resulting in net proceeds of $1,000,000. The proceeds shall be earmarked for the expansion of the business of USGL and not to pay for any Wexford liabilities.

                              9. Indemnification.

9.01 Intentions of the Parties. It is the intent of the parties that Wexford and Imperial Petroleum, Inc. shall indemnify and hold harmless USGL for the operation of Wexford prior to the time that new management is put in place pursuant to Section 6.01 above, and that USGL shall indemnify and hold harmless Wexford for the operation of Wexford after the time that new management is put in place pursuant to Section 6.01 above. It is also the intent of the parties that any claim for indemnity pursuant to this section shall be for matters of a material nature only that arise within one year from date of closing. For the purposes of this Agreement, "material" means matters in excess of $5,000.00.

9.02 Wexford and Imperial Petroleum, Inc. Wexford and Imperial Petroleum, Inc. ("Imperial") shall indemnify and hold harmless USGL at all times after the date of this Agreement against and in respect of:

      (a) All liabilities of Wexford of any nature, whether accrued, absolute, contingent, or otherwise, existing prior to the election of the new Board, to the extent not reflected or reserved against in full in Wexford's Balance Sheet, including, without limitation, any tax liabilities to the extent not so reflected or reserved against, accrued in respect of or measured by Wexford's income for any period prior to the election of the new board or arising out of transactions entered into, or any state of facts existing prior to the date of this Agreement;

      (b) All liabilities of , or claims against Wexford arising out of the conduct of Wexford's business prior to the election of the new board;

      (c) Any nonpayment on demand, when due of any of Wexford's accounts receivable, following the date of this Agreement and prior to the election of the new board;

      (d) Any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Wexford under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to USGL hereunder;

      (e) All actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing; and

      (f) Any costs related to the successful exercise by a Wexford shareholder of dissenter's right in connection with this transaction.

      The indemnity shall expire twelve (12) months from closing unless a claim, action, or notice is filed pursuant to 9.02(a) - (f).

9.03 Imperial Indemnity. In the event of a claim for indemnity against Imperial, USGL shall notify Imperial of its claim in writing. Imperial shall have sixty (60) days to cure the breach. If there is no cure within that time period, Imperial shall reimburse Wexford or USGL for any payment made by Wexford or USGL in respect of any liability or claim to which the indemnity described in Section 9.02 above relates.

9.04 USGL. USGL shall indemnify and hold harmless Wexford at all times after the date of this Agreement against and in respect of:

      (a) All liabilities of, or claims against Wexford arising out of the conduct of Wexford's business after the date of the election of the new board;

      (b) Any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of USGL under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Wexford hereunder; and

      (c) All actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing.

The indemnity shall expire twelve (12) months from closing unless a claim, action, or notice is filed pursuant to 9.04 (a) - (c).

9.05 USGL Indemnity. In the event of a claim for indemnity against USGL, Wexford shall notify USGL of its claim in writing. USGL shall have sixty
      (60) days to cure the breach. If there is no cure within that time period, USGL shall reimburse Wexford for any payment made by Wexford in respect of any liability or claim to which the indemnity described in Section 9.04 above relates.

                             10. Actions at Closing.

10.01 Actions at the Closing. At the Closing, Wexford and the USGL Stockholders will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section 1.01 of this Agreement, and each party shall pay any and all federal and state taxes required to be paid in connection with the issuance of delivery of their own securities. Certificates representing the Wexford Shares shall be issued and delivered as set forth on Exhibit "A" attached hereto. Certificates representing the USGL Shares shall be duly endorsed by each of the USGL Stockholders for transfer to Wexford or in blank, or have appropriately executed powers of attorney attached, and signatures shall be witnesses.

10.02 Deliveries by Wexford. At Closing, Wexford will deliver to USGL or the USGL Stockholders as the case may be:

      (a)certificates for the Wexford Shares as provided by Section 1.01 hereof;

      (b) certified copies of corporate resolutions and other corporate proceedings taken by Wexford to authorize the execution, delivery and performance of this Agreement;

      (c) a certificate of Incumbency and signatures of officers of Wexford dated as of the date of this Agreement; and

      (d) all financial books and records as well as corporate books and records.

10.03 Deliveries by the USGL Stockholders. At Closing, the USGL Stockholders shall deliver to Wexford:

      (a) certificates for the USGL Shares as provided by Section 1.01 hereof;

      (b) certified copies of corporate resolutions and other corporate proceedings taken by USGL to authorize the execution, delivery and performance of this Agreement and the appointment of Mr. Jeffrey T. Wilson on behalf of Wexford as a member of the Board of Directors of USGL;(c) certificate of Incumbency and signatures of the Board of Directors of USGL dated as of the date of this Agreement;

                                11. Termination.

11.01 Termination of the Agreement. The parties may terminate this Agreement as provided below:

      (a) Wexford, USGL and the USGL Stockholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

      (b) Either party may terminate this Agreement by giving written notice to the other party on or before the Closing Date if the either party is not satisfied with the results of their continuing business, legal and accounting due diligence regarding each other;

      (c) USGL and/or the USGL Stockholders may terminate this Agreement by giving written notice to Wexford at any time prior to the Closing (i) in the event Wexford has breached any representation, warranty or covenant contained in this Agreement in any material respect, and the breach has continued without cure for a period of 10 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before July 31, 1999, or such later date as may be agreed to by USGL, the USGL Stockholders and Wexford, in writing, by reason of the failure of any condition precedent under Section 8.03 hereof (unless the failure results primarily from USGL or the USGL Stockholders themselves breaching any representation, warranty or covenant contained in this Agreement); and

      (d) Wexford may terminate this Agreement by giving written notice to USGL and the USGL Stockholders at any time prior to the Closing (i) in the event USGL or any USGL Stockholder has breached any representation, warranty or covenant contained in this Agreement in any material respect, Wexford has notified USGL and the USGL Stockholders of the breach and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before July 31, 1999, or such later date as may be agreed to by USGL, the USGL Stockholders and Wexford in writing, by reason of the failure of any condition precedent under Section
      8.02 hereof (unless the failure results primarily from Wexford itself breaching any representation, warranty or covenant contained in this Agreement).

11.02 Effect of Termination. If either USGL and/or the USGL Stockholders or Wexford terminates this Agreement pursuant to Section 11.01 above,

      (a) all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party;

      (b) the Board of Directors of Wexford that was elected pursuant to Section
          6.01 above shall resign in favor of Wexford's former directors; and

      (c) the private offering conducted pursuant to Section 6.02 above shall be terminated and any escrowed stock subscriptions shall be returned to investors.

                                  12. General.

12.01 Brokers and Finders. Each Party hereto represents that no broker, agent, finder or other party has been retained by either Party, and no brokerage or finder's fees or agent's commissions or other like payment has been agreed to be paid by him or it in connection with this Agreement or on account of the transactions contemplated by this Agreement. Each Party agrees to indemnify and hold harmless the other parties from and against any and every claim arising by breach of the aforesaid representation and warranty and all costs and expenses, legal or otherwise, which any such party may incur as the result of any such claim.

12.02 Press Releases and Public Announcements. Neither USGL nor Wexford shall issue any press release or make any public announcement prior to the election of the new Board of Directors. Thereafter, neither party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties.

12.03 Schedules. The USGL and Wexford Disclosure Schedules delivered pursuant to the terms of this Agreement shall be bound together, initialed by Wexford and USGL and deemed attached hereto and made a part hereof.

12.04 Survival of Covenants, Representations and Warranties. Except as otherwise specifically provided, the covenants, representations and warranties contained herein shall expire and be terminated and extinguished at the Closing Date.

12.05 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Utah.

12.06 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:

      If to Wexford:

      Wexford Technology, Inc.
      100 NW Second Street
      Suite 312
      Evansville, IN 47708
      Attn: Mr. Jeffrey T. Wilson
            President

      If to USGL and USGL Stockholders:


      U.S. Gaming & Leisure, Corp.
      1610 Barrancas Avenue
      Pensacola, FL 32501
      Attn: Mr. Charles S. Liberis
            President

12.07 No Assignment. This Agreement may not be assigned by operation of law or otherwise, without the express written consent of each party hereto which consent will not be unreasonably withheld except that USGL may assign this Agreement to a wholly owned subsidiary or an affiliate.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                            [SIGNATURE PAGE FOLLOWS]

WEXFORD TECHNOLOGY, INC.               Witness:



By: /s/ Jeffrey T. Wilson              ------------------------------------
    Jeffrey T. Wilson, President


IMPERIAL PETROLEUM, INC.               Witness:



By: /s/ Jeffrey T. Wilson              ------------------------------------
    As to Paragraph 9 Only


U.S. GAMING & LEISURE, CORP.           Witness:


By: /s/ Charles S. Liberis             /s/ Wayne E. Marks
   Charles S. Liberis, President


THE USGL SHAREHOLDERS                  Witness:


By: /s/ Charles S. Liberis             /s/ Wayne E Marks
    Charles S. Liberis

By:
   --------------------------------    ------------------------------------
By:
   --------------------------------    ------------------------------------
By:
   --------------------------------    ------------------------------------

                                   EXHIBIT "A"


     NAME                # OF                    # OF
OF SHAREHOLDER        USGL SHARES           WEXFORD SHARES
--------------        -----------           --------------
